Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Fourth-Quarter and Full-Year 2025 Financial Results

January 28, 2026

•Fourth-quarter net earnings of $1.1 billion, diluted EPS of $4.17, on $14.4 billion in revenue
•Full-year net earnings of $4.2 billion, diluted EPS of $15.45, on $52.6 billion in revenue
•$1.6 billion cash provided by operating activities in the quarter, 137% of net earnings
•$1.2 billion in capital expenditures for the year, up 27% from 2024
•Book-to-bill of 1.6x in the quarter and 1.5x for the full year, ending the year with $118 billion in backlog

RESTON, Va. – General Dynamics (NYSE: GD) today reported quarterly net earnings of $1.1 billion on revenue of $14.4 billion. Diluted earnings per share (EPS) was $4.17.

For the full year, net earnings were $4.2 billion, up 11.3% from 2024, on revenue of $52.6 billion, up 10.1% from 2024. Diluted EPS for the full year was $15.45, up 13.4% from 2024.

“We had a solid fourth quarter, capping off a year that saw growth in revenue and earnings in all four segments coupled with an impressive 30% growth in company-wide backlog,” said Phebe N. Novakovic, chairman and chief executive officer. “As we focus on execution of programs for our customers, we are also preparing aggressively for future growth, investing nearly $1.2 billion in capital expenditures in 2025 – with even more investments planned in the year ahead.”

Cash
Cash provided by operating activities in the quarter totaled $1.6 billion, or 137% of net earnings. For the year, cash provided by operating activities increased by $1 billion over 2024 to $5.1 billion, or 122% of net earnings.

During the year, the company invested $1.2 billion in capital expenditures, made tax payments of $568 million, reduced total debt by $749 million and paid dividends of $1.6 billion, ending 2025 with $2.3 billion in cash and equivalents on hand.

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Orders and Backlog
Demand remained strong across the company, with orders of $22.4 billion during the quarter. Consolidated book-to-bill ratio, defined as orders divided by revenue, was 1.6-to-1 for the quarter and 1.5-to-1 for the year, with full-year book-to-bill exceeding 1-to-1 in each of the four segments. The company ended the year with backlog of $118 billion and estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, of $60.9 billion. Total estimated contract value, the sum of all backlog components, was $179 billion at year end, up 24% from a year earlier.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapon systems and munitions; and technology products and services. General Dynamics employs more than 110,000 people worldwide and generated $52.6 billion in revenue in 2025. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter and full-year 2025 financial results conference call today at 9 a.m. EST. The webcast will be a listen-only audio event available at GD.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through February 4, 2026, at 800-770-2030 (international +1 647-362-9199), conference ID 4299949. Charts furnished to investors and securities analysts in connection with the announcement of financial results are available at GD.com. General Dynamics intends to supplement those charts on its website after its earnings call today to include information about 2026 guidance presented during the call.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2025	2024	$	%
Revenue	$14,379	$13,338	$1,041	7.8%
Operating costs and expenses	(12,927)	(11,915)	(1,012)
Operating earnings	1,452	1,423	29	2.0%
Other, net	10	21	(11)
Interest, net	(63)	(76)	13
Earnings before income tax	1,399	1,368	31	2.3%
Provision for income tax, net	(256)	(220)	(36)
Net earnings	$1,143	$1,148	$(5)	(0.4)%
Earnings per share—basic	$4.23	$4.20	$0.03	0.7%
Basic weighted average shares outstanding	269.9	273.4
Earnings per share—diluted	$4.17	$4.15	$0.02	0.5%
Diluted weighted average shares outstanding	273.9	276.9

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2025	2024	$	%
Revenue	$52,550	$47,716	$4,834	10.1%
Operating costs and expenses	(47,194)	(42,920)	(4,274)
Operating earnings	5,356	4,796	560	11.7%
Other, net	61	68	(7)
Interest, net	(314)	(324)	10
Earnings before income tax	5,103	4,540	563	12.4%
Provision for income tax, net	(893)	(758)	(135)
Net earnings	$4,210	$3,782	$428	11.3%
Earnings per share—basic	$15.65	$13.81	$1.84	13.3%
Basic weighted average shares outstanding	269.1	273.9
Earnings per share—diluted	$15.45	$13.63	$1.82	13.4%
Diluted weighted average shares outstanding	272.4	277.5

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2025	2024	$	%
Revenue:
Aerospace	$3,788	$3,743	$45	1.2%
Marine Systems	4,818	3,960	858	21.7%
Combat Systems	2,535	2,395	140	5.8%
Technologies	3,238	3,240	(2)	(0.1)%
Total	$14,379	$13,338	$1,041	7.8%
Operating earnings:
Aerospace	$481	$585	$(104)	(17.8)%
Marine Systems	345	200	145	72.5%
Combat Systems	381	356	25	7.0%
Technologies	290	319	(29)	(9.1)%
Corporate	(45)	(37)	(8)	(21.6)%
Total	$1,452	$1,423	$29	2.0%
Operating margin:
Aerospace	12.7%	15.6%
Marine Systems	7.2%	5.1%
Combat Systems	15.0%	14.9%
Technologies	9.0%	9.8%
Total	10.1%	10.7%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2025	2024	$	%
Revenue:
Aerospace	$13,110	$11,249	$1,861	16.5%
Marine Systems	16,723	14,343	2,380	16.6%
Combat Systems	9,246	8,997	249	2.8%
Technologies	13,471	13,127	344	2.6%
Total	$52,550	$47,716	$4,834	10.1%
Operating earnings:
Aerospace	$1,746	$1,464	$282	19.3%
Marine Systems	1,177	935	242	25.9%
Combat Systems	1,331	1,276	55	4.3%
Technologies	1,277	1,260	17	1.3%
Corporate	(175)	(139)	(36)	(25.9)%
Total	$5,356	$4,796	$560	11.7%
Operating margin:
Aerospace	13.3%	13.0%
Marine Systems	7.0%	6.5%
Combat Systems	14.4%	14.2%
Technologies	9.5%	9.6%
Total	10.2%	10.1%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$2,333	$1,697
Accounts receivable	2,406	2,977
Unbilled receivables	8,380	8,248
Inventories	9,232	9,724
Other current assets	1,897	1,740
Total current assets	24,248	24,386
Noncurrent assets:
Property, plant and equipment, net	7,525	6,467
Intangible assets, net	1,375	1,520
Goodwill	21,009	20,556
Other assets	3,092	2,951
Total noncurrent assets	33,001	31,494
Total assets	$57,249	$55,880
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,006	$1,502
Accounts payable	2,678	3,344
Customer advances and deposits	9,824	9,491
Other current liabilities	3,288	3,487
Total current liabilities	16,796	17,824
Noncurrent liabilities:
Long-term debt	7,007	7,260
Other liabilities	7,824	8,733
Total noncurrent liabilities	14,831	15,993
Shareholders’ equity:
Common stock	482	482
Surplus	4,403	4,062
Retained earnings	44,080	41,487
Treasury stock	(22,860)	(22,450)
Accumulated other comprehensive loss	(483)	(1,518)
Total shareholders’ equity	25,622	22,063
Total liabilities and shareholders’ equity	$57,249	$55,880

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2025	2024
Cash flows from operating activities—continuing operations:
Net earnings	$4,210	$3,782
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	680	644
Amortization of intangible and finance lease right-of-use assets	244	242
Equity-based compensation expense	196	183
Deferred income tax provision (benefit)	256	(86)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	556	16
Unbilled receivables	(146)	(261)
Inventories	450	(1,195)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(664)	247
Customer advances and deposits	(4)	343
Other, net	(658)	197
Net cash provided by operating activities	5,120	4,112
Cash flows from investing activities:
Capital expenditures	(1,161)	(916)
Other, net	(123)	(37)
Net cash used by investing activities	(1,284)	(953)
Cash flows from financing activities:
Dividends paid	(1,593)	(1,529)
Repayment of fixed-rate notes	(1,500)	(500)
Proceeds from fixed-rate notes	747	—
Purchases of common stock	(637)	(1,501)
Other, net	(207)	161
Net cash used by financing activities	(3,190)	(3,369)
Net cash used by discontinued operations	(10)	(6)
Net increase (decrease) in cash and equivalents	636	(216)
Cash and equivalents at beginning of year	1,697	1,913
Cash and equivalents at end of year	$2,333	$1,697

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	December 31, 2025	December 31, 2024
Debt-to-equity (a)	31.3%	39.7%
Book value per share (b)	$94.76	$81.61
Shares outstanding	270,389,759	270,340,502

	Fourth Quarter		Twelve Months
	2025	2024	2025	2024
Income tax payments, net	$305	$435	$568	$560
Company-sponsored research and development (c)	$147	$144	$486	$565
Return on sales (d)	7.9%	8.6%	8.0%	7.9%
Return on equity (e)			17.9%	17.2%

Non-GAAP Financial Measures:
	Fourth Quarter		Twelve Months
	2025	2024	2025	2024
Free cash flow:
Net cash provided by operating activities	$1,561	$2,160	$5,120	$4,112
Capital expenditures	(609)	(355)	(1,161)	(916)
Free cash flow (f)	$952	$1,805	$3,959	$3,196

Return on invested capital:
Net earnings			$4,210	$3,782
After-tax interest expense			318	310
After-tax amortization expense			193	191
Net operating profit after taxes			4,721	4,283
Average invested capital			33,212	32,451
Return on invested capital (g)			14.2%	13.2%

	December 31, 2025	December 31, 2024
Net debt:
Total debt	$8,013	$8,762
Less cash and equivalents	2,333	1,697
Net debt (h)	$5,680	$7,065
Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (Cont.)
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of year end.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of year end.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.
(e)Return on equity is calculated by dividing net earnings by our average total equity during the year. Average total equity is calculated using the total equity balance at the end of the preceding year and the total equity balances at the end of each of the four quarters of the year presented.

(f)We define free cash flow as net cash from operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(g)We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as net earnings plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and average shareholders’ equity excluding accumulated other comprehensive loss. Average debt and average shareholders’ equity excluding accumulated other comprehensive loss are calculated using the respective balances at the end of the preceding year and the respective balances at the end of each of the four quarters of the year presented. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance.

(h)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Fourth Quarter 2025:
Aerospace	$20,804	$1,024	$21,828	$1,120	$22,948
Marine Systems	36,808	15,532	52,340	11,823	64,163
Combat Systems	26,064	1,154	27,218	14,670	41,888
Technologies	9,865	6,795	16,660	33,280	49,940
Total	$93,541	$24,505	$118,046	$60,893	$178,939
Third Quarter 2025:
Aerospace	$19,476	$1,131	$20,607	$1,147	$21,754
Marine Systems	38,757	14,854	53,611	14,839	68,450
Combat Systems	17,232	1,470	18,702	9,553	28,255
Technologies	10,269	6,668	16,937	32,341	49,278
Total	$85,734	$24,123	$109,857	$57,880	$167,737
Fourth Quarter 2024:
Aerospace	$18,895	$798	$19,693	$1,132	$20,825
Marine Systems	30,530	9,288	39,818	9,560	49,378
Combat Systems	16,142	838	16,980	8,647	25,627
Technologies	9,577	4,529	14,106	34,029	48,135
Total	$75,144	$15,453	$90,597	$53,368	$143,965

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$130,000
$120,000
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$89,825
$91,357
$95,560
$93,627
$93,734
$91,301
$92,634
$90,597
$88,657
$103,682
$109,857
$118,046
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$19,693
$18,999
$19,903
$20,607
$21,828
4Q24
1Q25
2Q25
3Q25
4Q25

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$39,818
$38,373
$52,972
$53,611
$52,340
4Q24
1Q25
2Q25
3Q25
4Q25

COMBAT SYSTEMS
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$16,980
$16,928
$16,577
$18,702
$27,218
4Q24
1Q25
2Q25
3Q25
4Q25

TECHNOLOGIES

$20,000
$15,000
$10,000
$5,000
$0
$14,106
$14,357
$14,230
$16,937
$16,660
4Q24
1Q25
2Q25
3Q25
4Q25

Funded Backlog	Unfunded Backlog

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EXHIBIT I
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Fourth Quarter		Twelve Months
	2025	2024	2025	2024
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	41	42	136	118
Mid-cabin aircraft	4	5	22	18
Total	45	47	158	136

Aerospace Book-to-Bill:
Orders*	$5,075	$3,814	$15,492	$11,278
Revenue	3,788	3,743	13,110	11,249
Book-to-Bill Ratio	1.3x	1.0x	1.2x	1.0x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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